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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our report dated March 10, 2014, with respect to the consolidated financial statements and schedule included in the Annual Report on Form 10-K for the year ended December 31, 2013 of NorthStar Real Estate Income II, Inc., which is included in Supplement No. 13 to the Prospectus dated May 6, 2013, which is part of the Registration Statement on Form S-11 (File No. 333-185640). We consent to the use of the aforementioned report in the Registration Statement and related Prospectus Supplement, and to the use of our name as it appears under the caption "Experts."

/s/ Grant Thornton LLP

New York, New York
March 10, 2014

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM